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                                  Greenwich AG
                                  Neuer Wall 32
                             20354 Hamburg, Germany


                                LOCK-UP AGREEMENT

                                  June 4, 1999

Venturi Technologies, Inc.
1327 North State Street
Orem, Utah 84057

         Re:      Greenwich, A.G. Lock-up

Gentlemen:

         Concurrently with the execution of this Lock-Up Agreement, Greenwich, A.G. is acquiring from Venturi Technologies, Inc., a Nevada corporation (the "Company") 1,600,000 shares of $0.001 par value Common Stock of the Company (the "Shares"). In connection with the acquisition of the Shares, Greenwich has agreed to certain transfer restrictions as set forth herein. Greenwich acknowledges that such action will be of material benefit to the Company and the undersigned as a beneficial owner of the Company's securities.

         In consideration of the foregoing, Greenwich confirms its agreement that it will not, without your prior written approval, offer for sale, sell, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of the shares of the Company's common stock which it may own legally or beneficially as set forth on EXHIBIT "A" attached hereto and made a part hereof ("Shares"), in any manner whatsoever whether pursuant to SEC Rule 144 or otherwise, prior to the date that is six months after the Closing. Thereafter, the Shares shall be released from the provisions of this Lock-Up Agreement at a rate of Fifty Two Thousand Six Hundred Thirty Two (52,632) shares per month, provided, however, that all the Shares subject to this Lock-Up shall be immediately released from this Lock-Up on the one year anniversary of the Closing.

         I further understand that the Company will take such steps as may be necessary to enforce the foregoing provisions and restrict the sale or transfer of the Shares as provided herein including, but not limited to, notification to the Company's transfer agent regarding any such restrictions and having the transfer agent place a restrictive legend on the physical certificates representing the Shares reflecting the existence of the Lock-Up Agreement and its restrictions on transfer; and I hereby agree to and authorize any such actions and acknowledge that the Company and you are relying upon this agreement in taking any such actions.

                                  Very truly yours,
                                  GREENWICH, A.G.



                                  By: /s/ DANIEL DORNIER
                                     ---------------------------------------
                                     DANIEL DORNIER, Chief Executive Officer


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                                   EXHIBIT "A"


                1,600,000 Shares of $0.001 Par Value Common Stock